Exhibit 99.1

Biofrontera Inc. Fully Exercises Recently Acquired Options to Purchase Shares of Biofrontera AG

WOBURN, Mass. (November 8, 2022) – Biofrontera Inc. (Nasdaq: BFRI), a biopharmaceutical company specializing in the commercialization of dermatological products, announced today the exercise in full of options to purchase 2,623,365 ordinary shares of Biofrontera AG. These options were acquired in a private exchange agreement as announced on October 31, 2022, and were exercised at no additional cost. Furthermore, Biofrontera Inc. announced the purchase of additional 1,601,318 shares of Biofrontera AG.

As a result of this transaction, Biofrontera Inc. now owns 4,224,683 shares, corresponding to 7.45% of Biofrontera AG’s outstanding ordinary shares.

“Biofrontera Inc. is responsible for sales of Biofrontera AG’s products in the world’s largest dermatology market, is the primary driver of their growth and is their largest source of revenue. The full exercise of these options further strengthens and aligns the mutually beneficial relationship between our two companies,” stated Erica Monaco, Chief Executive Officer of Biofrontera Inc.

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with a focus on photodynamic therapy (PDT) and topical antibiotics. The Company’s licensed products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, as well as impetigo, a bacterial skin infection. For more information, visit www.biofrontera-us.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These statements include, but are not limited to, statements relating to the Company’s relationship with Biofrontera AG, including the continued beneficial ownership in Biofrontera AG, and plans for ongoing collaboration. We have based these forward-looking statements on our current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, including, but not limited to, the impact of extraordinary external events, such as the current COVID-19 pandemic; any changes in the Company’s relationship with its licensors; the ability of the Company’s licensors to fulfill their obligations to the Company in a timely manner; the Company’s ability to achieve and sustain profitability; whether the current global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF-RhodoLED® is consistent with the Company’s expectations; the Company’s ability to complete the transition to a public company; the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov . Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

Contacts

Biofrontera Inc.

Anke zur Mühlen

+1 781 486 1539

us-ir@biofrontera.com

LHA Investor Relations

Tirth T. Patel

+1 212 201 6614

tpatel@lhai.com

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